UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

BUTTERFLY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut	06437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 689-5650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, David Perri stepped down from his position as Chief Operating Officer of Butterfly Network, Inc. (the “Company”), effective June 30, 2021. In connection with his separation, the Company and Mr. Perri intend to enter into a separation agreement (the “Separation Agreement”), which will be effective June 30, 2021, and which will provide that the Company will continue to employ Mr. Perri through June 30, 2021. Provided that Mr. Perri does not revoke the Separation Agreement within seven days of signing and returning it (the “Revocation Period”) and complies with the terms of the Separation Agreement, including the release and waiver provided therein, the Company will pay or provide to Mr. Perri: (i) severance pay equal to six months of his current annual base salary, payable as continued salary in accordance with the Company’s regular payroll dates following the Revocation Period, and (ii) acceleration of the vesting of all of his stock options that are outstanding as of June 30, 2021 by six months. The Separation Agreement will also include a release and waiver by Mr. Perri and other customary provisions.

The Company intends to file a copy of the Separation Agreement with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021 and the foregoing description is subject in all respects to the actual terms of the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.
By: /s/ Todd M. Fruchterman, M.D., Ph.D.
Name: Todd M. Fruchterman, M.D., Ph.D.
Title: President and Chief Executive Officer

Date: June 23, 2021